EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Monday, March 29, 2004

Critical Path Names Mark Ferrer as Chief Executive Officer

William McGlashan Continuing as Chairman of Board of Directors

SAN FRANCISCO (March 29, 2004) – Critical Path, Inc. (Nasdaq: CPTH), a global provider of digital communications software and services, today announced that it has named Mark Ferrer, a 22-year veteran of the software and services industry, as Chief Executive Officer. Effective immediately, Mr. Ferrer is assuming the CEO responsibilities formerly held by William McGlashan, Jr., who is continuing at Critical Path in his role as Chairman of the Board of Directors while also joining TPG Ventures, a leading venture capital firm, as a Managing Director.

     Mr. Ferrer brings an extensive background in sales, marketing and general management. Prior to joining Critical Path, he was the President and Chief Executive Officer at Vastera, Inc. (Nasdaq: VAST), a leader in global trade management software and services. Before that, he served as President of Baan Americas, where he held P&L responsibility for Baan operations in North and South America, and as Chief Operating Officer of Aurum Software (a Baan company), where he was responsible for sales, marketing, services and development. He also held numerous executive sales and marketing positions at IBM, most recently as Vice President, Software Marketing and Sales.

     “I am very proud of Critical Path and all that we have accomplished over the past three years. While I’m reducing my day-to-day role in the company, I plan to remain actively involved as Chairman, helping with strategy and continuing to work with customers and partners,” said Mr. McGlashan. I am extremely pleased that we have been able to attract a leader of Mark Ferrer’s skills and background, and I look forward to working with him.”

     “Throughout his tenure at Critical Path, one of Bill’s key priorities has been to build a management team that is attuned to the evolving needs of the company,” said William Ford,

Critical Path Names Mark Ferrer as Chief Executive Officer

member of the Board of Directors. “In Mark Ferrer, Bill has brought in somebody with a strong background in sales and marketing to take over operational responsibilities. We are grateful for all that Bill has done for Critical Path and thankful that he is continuing his involvement as Chairman.”

     “I’m very pleased to be joining Critical Path,” said Mr. Ferrer. “I am excited by its products, services and market opportunity and am looking forward to working closely with Bill McGlashan and the entire Critical Path team.”

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance, security, scalability and interoperability of our product and service offerings, the ability of our customers to achieve cost savings in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders.

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Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Jim Fulton	Investor Relations
415.541.2524	415.541.2619
jim.fulton@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

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